Exhibit 99.1

PRESS RELEASE	Contact:	Tiffany K. Glenn
For Immediate Release		Executive Vice President
Investor Relations Officer
(757) 217-1000

DOUG WALL NAMED CHIEF CREDIT OFFICER OF

HAMPTON ROADS BANKSHARES

Norfolk, Virginia, July 30, 2009: Hampton Roads Bankshares, Inc. (Nasdaq: HMPR), the holding company for Bank of Hampton Roads and Shore Bank, is pleased to announce that the Board of Directors has named Douglas D. Wall as the Company’s Chief Credit Officer.

Andy Davies, President and Chief Executive Officer of Hampton Roads Bankshares, commented, “Doug is a trained banker with a solid background in commercial and consumer lending. His knowledge of credit policy, analysis, underwriting, compliance and due diligence make him the ideal candidate to lead and reinforce the credit culture of our organization. Equally important is Doug’s experience with the integration of acquired banks, which could prove invaluable to us as we continue to combine our three banks into one. He has a proven track record for improving efficiency, reducing costs and effectively managing people, and I am confident that he can develop and execute a plan to address our goals and challenges and then clearly and confidently communicate that plan to investors, the Board, regulators and our employees.”

Wall was employed for twenty years with Wachovia Bank where he held significant positions including Commercial Credit Portfolio Manager (NC Triad Region), Chief Credit Officer Auto Finance, and Senior Vice President Consumer Credit Underwriting.

Wall most recently held the position of Senior Vice President, Commercial Credit Portfolio Analysis and Reporting at Capital One Bank in Richmond. During his eight year tenure, he was heavily involved in credit policy and compliance, and led the credit due diligence efforts for the acquisition of two multi-billion dollar banks.

Wall graduated from the University of North Carolina – Chapel Hill and received his MBA from Wake Forest University.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates thirty banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.